Exhibit 16.1

October 31, 2008

Securities and Exchange Commission

Washington, D.C. 20549

To whom it may concern:

We have read Tri-S Security Corporation’s statements included under Item 4.01(a) of its report dated November 6, 2008 and agree with such statements concerning our firm.

Yours truly,

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.

1155 Perimeter Center West, Suite 600

Atlanta, Georgia 30338-5416

404-261-7200 Fx 404-261-9481

www.tbcpa.com

Associated worldwide with CPA Associates International